                             SHORELINE TECHNOLOGY PARK
                             MOUNTAIN VIEW, CALIFORNIA






                               OFFICE LEASE AGREEMENT

                                      BETWEEN


    EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
                                    ("LANDLORD")


                                        AND


             INTRABIOTICS PHARMACEUTICALS, INC., A DELAWARE CORPORATION
                                     ("TENANT")

                                 TABLE OF CONTENTS

I.        BASIC LEASE INFORMATION.. . . . . . . . . . . . . . . . . . . . .1

II.       LEASE GRANT.. . . . . . . . . . . . . . . . . . . . . . . . . . .4

III.      POSSESSION. . . . . . . . . . . . . . . . . . . . . . . . . . . .5

IV.       RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

V.        COMPLIANCE WITH LAWS; USE.. . . . . . . . . . . . . . . . . . . .10

VI.       SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . .10

VII.      SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

VIII.     LEASEHOLD IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . .11

IX.       REPAIRS, MAINTENANCE AND ALTERATIONS. . . . . . . . . . . . . . .11

X.        USE OF UTILITY SERVICES BY TENANT.. . . . . . . . . . . . . . . .13

XI.       ENTRY BY LANDLORD.. . . . . . . . . . . . . . . . . . . . . . . .13

XII.      ASSIGNMENT AND SUBLETTING.. . . . . . . . . . . . . . . . . . . .13

XIII.     LIENS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

XIV.      INDEMNITY AND WAIVER OF CLAIMS. . . . . . . . . . . . . . . . . .15

XV.       INSURANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . .16

XVI.      SUBROGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . .17

XVII.     CASUALTY DAMAGE.. . . . . . . . . . . . . . . . . . . . . . . . .17

XVIII.    CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . .17

XIX.      EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . .18

XX.       REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

XXI.      LIMITATION OF LIABILITY.. . . . . . . . . . . . . . . . . . . . .20

XXII.     NO WAIVER.. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

XXIII.    QUIET ENJOYMENT.. . . . . . . . . . . . . . . . . . . . . . . . .20

XXIV.     RELOCATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

XXV.      HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . .20

XXVI.     SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE. . . . . . . . .20

XXVII.    ATTORNEYS' FEES.. . . . . . . . . . . . . . . . . . . . . . . . .21

XXVIII.   NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

XXIX.     EXCEPTED RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . . .21

XXX.      SURRENDER OF PREMISES.. . . . . . . . . . . . . . . . . . . . . .22

XXXI.     MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . .22

XXXII.    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .24


                               OFFICE LEASE AGREEMENT

          THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 7th day of February, 2000, by and between EOP-SHORELINE
TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant").

I.        BASIC LEASE INFORMATION.

          A. "Buildings" shall collectively mean the buildings in Mountain View, California located at (i) 2021 Stierlin Court ("Building 2") and (ii) 2011 Stierlin Court ("Building 1").

          B. "Rentable Square Footage of the Buildings" shall collectively be deemed to be 124,032 square feet which consists of
                 (i) 58,176 rentable square feet in Building 2 ("the "Rentable Square Footage of Building 2"); and (ii) 65,856 rentable square feet in Building 1 (the "Rentable Square Footage of Building 1").

          C. "Premises" shall mean (i) for the period commencing on the Premises 2 Commencement Date (as hereinafter defined) through the day which is immediately prior to the Premises 1 Commencement Date (as hereinafter defined), the 58,176 rentable square feet in Building 2 ("Building 2 Premises") as shown on EXHIBIT A-1 to this Lease, and (ii) for the period commencing on the Premises 1 Commencement Date through the Termination Date (as hereinafter defined), the Building 2 Premises plus the 65,856 rentable square feet in Building 1 ("Building 1 Premises") as shown on EXHIBIT A-1 to this Lease. The "Rentable Square Footage of the Premises" for the period commencing on the Premises 2 Commencement Date through the day which is immediately prior to the Premises 1 Commencement Date is deemed to be the Rentable Square Footage of Building 2.
                 The "Rentable Square Footage of the Premises" for the period commencing on the Premises 1 Commencement Date through the Termination Date shall be 124,032 square feet (i.e. collectively, the Rentable Square Footage of Building 2 and the Rentable Square Footage of Building 1). Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Buildings and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

          D.     "Base Rent":

                 ----------------------------------------------------------------------------------------------------
                                                SCHEDULE OF BASE RENT FOR BUILDING 2
                 ------------------------- --------------------------- ---------------------------- -----------------
                                                  ANNUAL RATE                    ANNUAL                 MONTHLY
                          PERIOD                PER SQUARE FOOT                 BASE RENT              BASE RENT
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/00 - 4/30/01                $36.00                   $2,094,336.00           $174,528.00
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/01 - 4/30/02                $37.20                   $2,164,147.20           $180,345.60
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/02 - 4/30/03                $38.40                   $2,233,958.40           $186,163.20
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/03 - 4/30/04                $39.60                   $2,303,769.60           $191,980.80
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/04 - 4/30/05                $40.80                   $2,373,580.80           $197,798.40
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/05 - 4/30/06                $42.00                   $2,443,392.00           $203,616.00
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/06 - 4/30/07                $43.20                   $2,513,203.20           $209,433.60
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/07 - 4/30/08                $44.40                   $2,583,014.40           $215,251.20
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/08 - 4/30/09                $45.60                   $2,652,825.60           $221,068.80
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/09 - 4/30/10                $46.80                   $2,722,636.80           $226,886.40
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/10 - 4/30/11                $48.00                   $2,792,448.00           $232,704.00
                 ------------------------- --------------------------- ---------------------------- -----------------

                 ----------------------------------------------------------------------------------------------------
                                                SCHEDULE OF BASE RENT FOR BUILDING 1
                 ------------------------- --------------------------- ---------------------------- -----------------
                                                  ANNUAL RATE                    ANNUAL                 MONTHLY
                          PERIOD                PER SQUARE FOOT                 BASE RENT              BASE RENT
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/01 - 4/30/02                $37.20                   $2,449,843.20           $204,153.60
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/02 - 4/30/03                $38.40                   $2,528,870.40           $210,739.20
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/03 - 4/30/04                $39.60                   $2,607,897.60           $217,324.80
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/04 - 4/30/05                $40.80                   $2,686,924.80           $223,910.40
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/05 - 4/30/06                $42.00                   $2,765,952.00           $230,496.00
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/06 - 4/30/07                $43.20                   $2,844,979.20           $237,081.60
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/07 - 4/30/08                $44.40                   $2,924,006.40           $243,667.20
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/08 - 4/30/09                $45.60                   $3,003,033.60           $250,252.80
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/09 - 4/30/10                $46.80                   $3,082,060.80           $256,838.40
                 ------------------------- --------------------------- ---------------------------- -----------------
                     5/1/10 - 4/30/11                $48.00                   $3,161,088.00           $263,424.00
                 ------------------------- --------------------------- ---------------------------- -----------------


                 Landlord and Tenant acknowledge that the schedule of Base Rent described above is based on the assumption that the Building 2 Term (as hereinafter defined) will commence on May 1, 2000, and that the Building 1 Term (as hereinafter defined) will commence on May 1, 2001. If the Building 2 Term does not commence on May 1, 2000, and/or if the Building 1 Term does not commence on May 1, 2002, the beginning and ending dates set forth in the above schedule with respect to the payment of any installment(s) of Base Rent shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord. In the event that the Base Rent rate adjusts (up or down) on any day other than the first day of the month, Base Rent for the month on which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Rent rate is applicable.

                 Notwithstanding the above schedules of Base Rent to the contrary, as long as Tenant is not in default beyond any applicable notice and cure periods, Tenant shall be entitled to (i) an abatement of Base Rent in the amount of
                 (a) $5,817.60 per day for 60 consecutive days of the Building 2 Term commencing on the Building 2 Commencement Date (the "Building 2 Abatement Period") for a total amount of $349,056.00 (the "Building 2 Abated Base Rent") and (b) an abatement of $6,805.12 per day for 60 consecutive days of the Building 1 Term commencing on the Building 1 Commencement Date (the "Building 1 Abatement Period") for a total amount of $408,307.20 (the "Building 1 Abated Base Rent") (the
                 Building 2 Abated Base Rent and the Building 1 Abated Base Rent shall collectively be referred to herein as the "Abated Base Rent"); and (ii) an abatement of 60 consecutive days of Expenses and Taxes (as hereinafter defined) for Building 2 during the Building 2 Abatement Period (the "Building 2 Abated Expenses and Taxes") and an abatement of 60 consecutive days of Expenses and Taxes for Building 1 during the Building 1 Abatement Period (the "Building 1 Abated Expenses and Taxes") (the Building 2 Abated Expenses and Taxes and the Building 1 Abated Expenses and Taxes are collectively referred to herein as the "Abated Expenses and Taxes"). In the event of a monetary or material non-monetary default by Tenant at any time during the Term, an amount equal to the unamortized portion of all Abated Base Rent and Abated Expenses and Taxes which Tenant is entitled to hereunder (as amortized on a straight-line basis over the initial Term of this Lease) shall immediately become due and payable (the "Recoverable Abated Rent"). The payment by Tenant of the Recoverable Abated Rent in the event of a of a monetary or material non-monetary default by Tenant shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Building 2 Abatement Period and the Building 1 Abatement Period, only Base Rent and Expenses and Taxes with respect to Building 2 and Building 1, respectively, shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. In the event that Tenant substantially completes the Initial Alterations (as defined in EXHIBIT D of this Lease) for Building 2 prior to the last day of the Building 2 Abatement Period, or in the event Tenant substantially completes the Initial Alterations for Building 1 prior to the last day of the Building 1 Abatement Period, Tenant shall commence paying Base Rent in accordance with the above Base Rent schedules and Expenses and Taxes in accordance with Article IV of this

                 Lease for Building 2 or Building 1, as the case may be, commencing with the day after the date the Initial Alterations for Building 2 or Building 1, as the case may be, are substantially completed. For purposes of this paragraph, the applicable Initial Alterations for Building 2 or Building 1, as the case may be, shall be deemed substantially completed on the date that, in Landlord's reasonable judgment, all Initial Alterations have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of Building 2 or Building 1, as the case may be.

          E.     "Tenant's Pro Rata Share":  100%.

          F. "Term": The "Building 2 Term" shall commence on May 1, 2000 ("Building 2 Commencement Date"), and unless terminated early in accordance with this Lease, shall end on April 30, 2011 (the "Termination Date"). The "Building 1 Term" shall commence on May 1, 2001 ("Building 1 Commencement Date"), and unless terminated early in accordance with this Lease, shall end on the Termination Date. The Building 2 Term and the Building 1 Term are together referred to herein as the "Term". Landlord and Tenant acknowledge that as of the date of this Lease, it is currently anticipated that the Building 2 Commencement Date shall be May 1, 2000 and the Building 1 Commencement Date shall be May 1, 2001. In the event the Building 2 Commencement Date is not May 1, 2000 or in the event the Building 1 Commencement Date is not May 1, 2001, Landlord and Tenant shall enter into a commencement letter in the form attached as EXHIBIT C.

          G. Tenant allowance(s): $5.00 per rentable square foot of the Premises as more fully described on EXHIBIT D of this Lease.

          H. "Security Deposit": $1,600,000.00. The Security Deposit shall be in the form of an irrevocable letter of credit (the "Letter of Credit"), as more fully described in Article VI of this Lease.

          I.     "Guarantor(s)":  None.

          J. "Broker(s)": Cornish & Carey Commercial/Oncor International for the Landlord and Vertex Real Estate Group and BT Commercial Real Estate for the Tenant.

          K. "Permitted Use": Office, research and development, manufacturing, storage and other legal uses as permitted by local zoning laws applicable to the Premises and otherwise permitted by the Governing Documents (as that term is defined in Article XXXI.M. below).

          L.     "Notice Addresses":

                 Tenant:

                 On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

                 1245 Terra Bella Avenue
                 Mountain View, California  94043
                 Attention:  __________________
                 Phone #:  ______________________
                 Fax #:  ________________________

                 With a copy to:

                 Cooley Godward LLP
                 Five Palo Alto Square
                 3000 El Camino Real
                 Palo Alto, California  94306
                 Attention:  Toni Pryor Wise, Esq.

                 If Tenant's attorney listed above fails to receive the copy of the notice of a Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

 Landlord:                             With a copy to:

 EOP-SHORELINE TECHNOLOGY PARK, L.L.C. Equity Office Properties
 c/o Equity Office Properties Trust    Two North Riverside Plaza
 4 Palo Alto Square                    Suite 2200
 3000 El Camino Real, Suite 130        Chicago, Illinois 60606
 Palo Alto, California  94306-2122     Attention: Regional Counsel - Pacific
 Attention:  Building Manager          Region

                 Rent (defined in Section IV.A) is payable to the order of EQUITY OFFICE PROPERTIES at the following address: EOP OPERATING LIMITED PARTNERSHIP, AS AGENT FOR EOP-SHORELINE TECHNOLOGY PARK, DEPT. #8824, LOS ANGELES, CALIFORNIA 90084-8824.

          M. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Buildings are located.

          N.     INTENTIONALY OMITTED.

          O. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

          P. "Property" means the Buildings and the parcel(s) of land underneath and directly surrounding the Buildings. At Landlord's option, the definition of "Property" may subsequently be expanded to include the Buildings' parking areas and other improvements serving the Buildings, if any, and the parcel(s) of land on which they are located; provided such additional areas will not then be included as part of the "Common Areas" for purposes of determining Tenant's obligations with respect to the payment of Expenses and Taxes as provided in Article IV below.

          Q.     "Project" shall mean the development located on approximately
                 51.83 acres commonly described as Shoreline Technology Park, which includes the Buildings and the Property, as well as the other buildings and property as outlined on EXHIBIT A-2 attached hereto and incorporated herein.

          R. "Rentable Square Footage of the Project" is deemed to be 726,508 rentable square feet.

          S. "Allocable Share of the Buildings" means (i) for the period commencing on the Premises 2 Commencement Date through the date which is immediately prior to the Premises 1 Commencement Date, 8.008%; and (ii) for the period commencing on the Premises 1 Commencement Date through the end of the Term of this Lease, 17.0724%.

II.       LEASE GRANT.

          Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Project that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, artificial lakes, walkways, water amenities, landscaping, plaza, roads, driveways and recreation areas (collectively, the "Common Areas"), including, but not limited to, that certain recreational area which is maintained by Landlord in the location and configuration shown on EXHIBIT A-3 attached hereto. Notwithstanding the foregoing to the contrary, Tenant's right to use the Recreational Area shall be subject to the right of the City of Mountain View ("City") to require that a portion of the Recreational Area be paved and used for parking purposes at a time to be determined at the discretion of the City. The area to be used for parking purposes is indicated as "Potential Parking Area" on EXHIBIT A-3. If the City requires the parking, Tenant shall have the non-exclusive right to use the parking spaces created thereby.

III.      POSSESSION.

          A.     INTENTIONALLY OMITTED

          B. Subject to Landlord's obligations under Section IX.B. and Landlord's obligation to deliver the Premises to Tenant in broom clean condition, the Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Buildings. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, such space is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. If Landlord is delayed delivering possession of any portion of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. In such event, the Building 2 Commencement Date and/or the Building 1 Commencement Date, as the case may be, shall be postponed until the date Landlord delivers possession of the applicable portion of the Premises to Tenant free from occupancy by any party, and the Termination Date, at the option of Landlord, may be postponed by an equal number of days. Notwithstanding the foregoing, if the Building 2 Commencement Date does not occur by October 1, 2000 (the "Building 2 Outside Completion Date"), or the Building 1 Commencement Date does not occur by October 1, 2001 (the "Building 1 Outside Completion Date"), Tenant, as its sole remedy, may terminate this Lease with respect to both Building 2 and Building 1 by giving Landlord written notice of termination on or before the earlier to occur of:
                 (i) 5 Business Days after the Building 2 Outside Completion Date or the Building 1 Outside Completion Date, as the case may be; and (ii) the Building 2 Commencement Date or the Building 1 Commencement Date, as the case may be. In such event, this Lease shall be deemed null and void and of no further force and effect with respect to Building 2 and Building 1, and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease with respect to Building 2 and Building 1 (subject to Landlord's right to apply all or a portion of the Security Deposit as provided in Article VI below), and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other under this Lease (other than any obligations which may have accrued prior to such early termination date under this Lease) with respect to Building 2 and Building 1.
                  Landlord and Tenant acknowledge and agree that:  (i) the
                 determination of the Building 2 Commencement Date and the
                 Building 1 Commencement Date shall take into consideration the effect of any delays by Tenant; and (ii) the Building 2 Outside Completion Date and the Building 1 Outside Completion Date shall be postponed by the number of days the Building 2 Commencement Date or the Building 1 Commencement Date, as applicable, is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to cause the Building 2 Commencement Date or the Building 1 Commencement Date to occur by the Building 2 Outside Completion Date or the Building 1 Outside Completion Date, as applicable, Landlord shall have the right to provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that the Building 2 Commencement Date or the Building 1 Commencement Date, as applicable, will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease with respect to Building 2 and Building 1 by providing written notice of termination to Landlord within 5 Business Days after the date of the Outside Extension Notice. In the event that Tenant does not terminate this Lease with respect to Building 2 and Building 1 within such 5 Business Day period, the Building 2 Outside Completion Date or the Building 1 Outside Completion Date, as applicable, shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice.

          C. If Tenant takes possession of the Building 2 Premises before the Building 2 Commencement Date, or if Tenant takes possession of the Building 1 Premises before the Building 1 Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Building 2 Commencement Date and/or the Building 1 Commencement Date, as the case may be. However, except for the cost of services requested by Tenant (if any), Tenant shall not be required to pay Rent for any days of possession of the Building 2 Premises before the Building 2 Commencement Date and/or any days of possession of the Building 1 Premises before the Building 1 Commencement Date, as the case may be, during which Tenant, with the approval of Landlord, is in possession of the applicable portion of the Premises for the sole purpose of performing improvements or installing improvements, fixtures, furniture, equipment or other personal property.

IV.       RENT.

          A. PAYMENTS. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord hereunder. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the 3rd full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month.
                 Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

          B. PAYMENT OF TENANT'S PRO RATA SHARE OF EXPENSES AND TAXES. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in
                 Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

                 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year. Any overpayment or underpayment of Taxes relating to the year in which this Lease terminates shall be treated in a similar manner. The provisions of this subsection shall survive the termination of this Lease.

          C. EXPENSES DEFINED. "Expenses" means the sum of (y) 100% of all direct and indirect costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Premises, the Building(s) in which the Premises is located and the Property, and (z) the Allocable Share of the Building(s) of the direct and indirect costs of operating and maintaining the Common Areas of the Project (including, but not limited to, the parking structure(s) or parking lot(s) predominantly serving the Building(s) in which the Premises are located, unless the same are included by Landlord as part of the "Property"), the Allocable Share of the Building(s) of all costs, fees, expenses or other amounts payable by Landlord to the Association (as defined in Article XXXI.M. below), if any, and the Allocable Share of the Building(s) of all fees payable to the company or the Association, if applicable, managing the parking areas within the Project, including, without limitation, the following:

                 1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

                 2. Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

                 3. The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

                 4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable buildings.

                 5. Electrical Costs (defined below) and charges for water, gas, steam and sewer applicable to the Common Areas. "Electrical Costs" means: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Common Areas of the Project; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed
                      50% of any savings obtained by Landlord.

                 6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property and the Common Areas which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property and the Common Areas; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property and the Common Areas, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 10 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

                 If Landlord incurs Expenses for the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Project and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage or ground leases and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Buildings or other buildings in the Project, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Buildings; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses or otherwise in connection with operation of the Buildings or the Project; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Buildings under their respective leases.

          D. TAXES DEFINED. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Buildings and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Buildings' and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property or the Buildings; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property and the Buildings; (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities; and (4) the Allocable Share of the Building(s) of (i) all real estate taxes and other assessments of the Common Areas of the Project, including but not limited to assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Common Areas,
                 (ii) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Common Areas, and (iii) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (i) and (ii) above, including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax, or tax on Landlord's income from all sources. However, Tenant shall pay and be liable for all rental, sales and use taxes, if any, imposed upon or measured by Rent under applicable Law. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

                 Tenant shall be responsible for, and shall pay prior to delinquency, taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to, or assessed against, its personal property, and its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord prior to the delinquency of such taxes. In the event that the tenant improvements in the Buildings which correspond to the Initial Alterations, as defined in this Lease, are assessed and taxed separately by the applicable taxing authority, then Tenant shall be liable and shall pay that portion of the Taxes applicable to the value of the Initial Alterations in the Premises based on the value attributed thereto by the applicable taxing authority to either (a) the applicable taxing authority prior to the delinquency of such taxes in the event Tenant is billed directly by such taxing authority, or (b) the Landlord within 30 days after written demand, in the event Landlord is billed directly by the applicable taxing authority.

          E. AUDIT RIGHTS. Tenant may, within 90 days after receiving Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Project, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In addition, if Expenses for the Building for the year in question were less than stated by more than 10%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.        COMPLIANCE WITH LAWS; USE.

          The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Project or interferes with the operation of the Buildings or the Project.
Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws relating to its use of the Premises. Tenant shall comply with the rules and regulations of the Project attached as EXHIBIT B and such other reasonable, nondiscriminatory rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations. In the event of a conflict between any rules and regulations enacted after the date hereof and the Lease, this Lease shall control.

VI.       SECURITY DEPOSIT.

          The Security Deposit shall be in the form of 2 irrevocable letters of credit (the "Letters of Credit") which shall: (a) be in the amounts of $1,000,000.00 and $600,000.00, respectively; (b) be issued on the form attached hereto as EXHIBIT G; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord; and
(e) be annually renewable so as to expire no earlier than 60 days after the Termination Date of this Lease. The Security Deposit shall be delivered to Landlord in the form of 2 Letters of Credit, the first of which shall be in the amount of $1,000,000.00 and shall be delivered to Landlord upon the execution of this Lease by Tenant, and the second of which shall be in the amount of $600,000.00 and shall be delivered to Landlord on the Building 1 Commencement Date. The Security Deposit shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant on the later to occur of (1) 45 days after the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (2) 45 days after the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

VII.      SERVICES.

          A. Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to, heating, ventilation and air-conditioning, electricity, water, light, power, trash pick-up, sewer charges, telephone, janitorial and interior building security services and all other utility services supplied to the Premises, and all taxes and surcharges thereon. Landlord agrees to maintain and repair the Property as described in
                 Article IX.B.

          B. Any interruption or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any other event (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Furthermore, in no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment.

VIII.     LEASEHOLD IMPROVEMENTS.

          All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. Leasehold Improvements shall not include Tenant's trade fixtures or any of the items listed on EXHIBIT H, which items shall at all times be owned by Tenant. Leasehold Improvements shall not include Tenant's trade fixtures or any of the items listed on EXHIBIT H, which items shall at all times be owned by Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Project; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard improvements to buildings of this kind (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 15 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C) or the Initial Alterations (defined in EXHIBIT D), may request in writing that Landlord advise Tenant whether the Alteration or the Initial Alterations, or any portion of the Alteration or the Initial Alterations, will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration or the Initial Alterations, if any, will be considered to be Required Removables.

IX.       REPAIRS, MAINTENANCE AND ALTERATIONS.

          A. TENANT'S REPAIR AND MAINTENANCE OBLIGATIONS. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises (interior and exterior) in good condition and repair (including the replacement of any applicable improvements and appurtenances when necessary), reasonable wear and tear excepted. Tenant's repair and replacement obligations include, without limitation, repairs to and replacements of: (1) floor covering; (2) interior partitions; (3) doors; (4) walls and wall coverings; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, and similar facilities;
                 (7) mechanical (including HVAC), plumbing fixtures, sewer connections (within the Buildings), wiring, electrical, lighting, and fire, life safety equipment and systems serving the Buildings and the Premises; (8) windows, glass and plate glass; (9) ceilings; (10) roof membrane, roof screens and roof screen penetrators; (11) skylights; (12) fixtures and equipment; and (13) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. In addition, Tenant shall, at its sole cost and expense, provide janitorial service to the Premises in a manner consistent with other similar projects in the Mountain View, California area. The janitorial service to be provided by Tenant shall include, but not be limited to, the obligation to clean the exterior windows (no more frequently than two (2) times per year) and to keep the interior of the Premises such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. In addition, Tenant shall keep and maintain the Premises in accordance with (i) the Institute of Laboratory Animal Resources "Guide for the Care and Use of Laboratory

                 Animals", (ii) the Animal Welfare Act (7 U.S.C. 2131 et. seq.), and (iii) all other applicable Federal, State and local laws, guidelines and policies relating to the operation and maintenance of biomedical laboratory facilities (collectively, the "Lab Standards"). Tenant shall also enter into and keep and maintain in effect, service contracts reasonably acceptable to Landlord with contractors reasonably acceptable to Landlord for the maintenance of those systems servicing the Buildings as Landlord may reasonably designate, including, without limitation, the HVAC and life safety systems of the Buildings. In addition, Tenant shall perform infrared testing of the electrical systems in the Buildings on a commercially reasonable, regular basis to ensure that such electrical systems are maintained in the manner required herein. Without limiting the foregoing, Tenant shall, at Tenant's sole cost and expense, (a) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and (b) repair any damage caused by Tenant, Tenant's agents, employees, invitees, visitors, subtenants or contractors. If Tenant fails to make any required repairs to the Premises within 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the work performed. In addition, in the event Tenant fails to make any required repairs or provide the required janitorial services to the Premises and such failure continues beyond the applicable cure period provided in
                 Article XIX.B. below, such failure shall constitute a default under this Lease. Tenant shall maintain written records of maintenance and repairs, as required by Law, and shall use certified technicians to perform any such maintenance and repairs, as so required.

          B. LANDLORD'S REPAIR OBLIGATIONS. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Buildings, including Building foundations; (2) Common Areas (including utility lines which run through the Common Areas); and (3) the roof of the Buildings (other than the roof membrane, roof screens and roof screen penetrators). Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

          C. ALTERATIONS. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Buildings or the Project (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is not visible from the exterior of the Premises or Buildings; (2) will not materially or adversely affect the systems or structure of the Buildings; and (3) cost less than $50,000.00 individually or $150,000.00 in the aggregate during any one year of the Term. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Material changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Buildings and the Project. To the extent reasonably necessary to avoid disruption to the occupants of the Buildings and the Project and to ensure that any work performed at the Buildings is performed in a good and workmanlike manner in accordance with all applicable Laws and the terms of this Lease, Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Buildings and the Project and Landlord shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X.        USE OF UTILITY SERVICES BY TENANT.

          A. Electricity, gas, water and other utility services used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Common Areas may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Common Areas, to aggregate the electrical service for the Common Areas of the Project with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord.

          B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, or overall load, the Buildings' electrical capacity (as reasonably determined by Landlord).
                 If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by
                 Law), installation and maintenance costs shall be paid by Tenant. Landlord's consent to any such request shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI.       ENTRY BY LANDLORD.

          Subject to Tenant's reasonable security and operating procedures, Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Buildings or the Project, including other tenants' premises. Except in emergencies or to provide regularly scheduled services, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after the hours of 8:00 A.M. to 5:00 P.M. on Business Days. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

XII.      ASSIGNMENT AND SUBLETTING.

          A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, subject to Landlord's termination rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if:

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

                 (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Project tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building(s) or the Project considering the business of the other tenants and the Project's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Project; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building(s), Project or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Project if Landlord does not have space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign. For purposes hereof, Landlord shall be deemed to have comparable space if it has space available on any floor of any Building of the Project that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment, and such comparable space is configured and improved in such a manner that the space which Tenant desires to sublease or assign and the Landlord's comparable space can be utilized for substantially similar uses (e.g. science labs). Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

          B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request.
                 Landlord shall, by written notice to Tenant within 20 Business Days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) in the event of (i) a sublease of any portion of the Premises which would (a) result in 50% or more of the Premises in the aggregate being subject to sublease(s), or (b) be for more than 50% of the then remaining Term, or (ii) an assignment of this Lease, exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee, up to a maximum of $1,500.00.

          C. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees, construction costs and the unamortized cost of all Tenant improvements paid for by Tenant in connection with the Transfer. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

          D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the

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

                 entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer provided, however, that none of the following shall constitute a Transfer, or be considered in determining whether or not a change of control has occurred:
                  (i) any transfer of stock in a corporation that is the
                 Tenant if the stock of such corporation is publicly held and traded through a recognized security exchange; and (ii) if Tenant is a corporation, any initial public offering of such stock in connection with the listing of such stock on a recognized security exchange. Additionally, the foregoing change of control provisions shall not apply if at least 80% of its voting stock is owned by another entity, the voting stock of which is listed on a recognized security exchange. Notwithstanding the foregoing to the contrary, any change in control resulting from the addition of additional equity investors shall not require Landlord's prior consent, provided (a) Landlord shall be notified of such change in control within 30 days following the effective date of such change in control, and (b) the management and operations of Tenant do not materially change as a result of such change in control.

          E. Notwithstanding anything to the contrary contained herein or in Section XII.D., Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation, partnership or other legal entity or affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided:
                 (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer;
                 (iii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and
                 (iv) in no event shall any Permitted Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least 10 Business Days prior to the effective date of such Permitted Transfer. As used herein: (a) "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, sale of the shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Landlord hereunder.

XIII.     LIENS.

          Tenant shall not permit mechanic's or other liens to be placed upon the Project, Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV.      INDEMNITY AND WAIVER OF CLAIMS.

          A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

          B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

          C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout;
                 (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Buildings or the Project; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to Landlord's negligence. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. Tenant shall insure itself against such losses under Article XV below.

XV.       INSURANCE.

          Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00; (2) All Risk Property/Business Interruption Insurance, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any reduction in coverage, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain standard so called All Risk property insurance on the Buildings in an amount equal to 90% of the replacement cost thereof at the time in question, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

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

XVI.      SUBROGATION.

          Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Project, the Buildings, the Premises, any additions or improvements to the Project, Buildings or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII.     CASUALTY DAMAGE.

          A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.
                 Landlord shall have the right to terminate this Lease if:
                 (1) one or both of the Buildings or the Project shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of one or both of the Buildings or the Project shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild one or both of the Buildings or the Project in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or
                 (5) a material uninsured loss to one or both of the Buildings or the Project occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building(s) and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease).
                 However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

          B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date the repair and restoration is started, then regardless of anything in
                 Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

XVIII.    CONDEMNATION.

          Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of one or both of the Buildings, the Property or the

Project which would leave the remainder of one or both of the Buildings or the Project unsuitable for use as an office building or an office park, as the case may be, in a manner comparable to the use of the Buildings and/or the Project prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Project, Buildings or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Buildings, the Rentable Square Footage of the Premises, the Rentable Square Footage of the Project and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX.      EVENTS OF DEFAULT.

          Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

          A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 3 days after written notice to Tenant ("Monetary Default").

          B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord, in good faith, provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

          C. Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

          D.     The leasehold estate is taken by process or operation of Law.

XX.       REMEDIES.

          A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XIX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations and waives any and all other notices or demand requirements imposed by applicable Law):

                 1. Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

                      (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

                      (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until

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

                           the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

                      (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

                      (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                      (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

                      The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus five percent (5%). For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

                 2.   Employ the remedy described in California Civil Code
                      Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

                 3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code Section 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

          B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

          C. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON A BREACH OF THIS LEASE.

          D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

                 Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

           E. This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable Law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXI.      LIMITATION OF LIABILITY.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROJECT. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROJECT FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROJECT, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

XXII.     NO WAIVER.

          Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII.    QUIET ENJOYMENT.

          Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Buildings, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.     RELOCATION.

          INTENTIONALLY OMITTED.

XXV.      HOLDING OVER.

          Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 140% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI.     SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

          Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Buildings, the Property or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's commercially reasonable form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

XXVII.    ATTORNEYS' FEES.

          If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII.   NOTICE.

          If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above.
Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX.     EXCEPTED RIGHTS.

          This Lease does not grant any rights to light or air over or about the Buildings or the Project. Subject to Tenant's reasonable security and operating procedures and the provisions of Article XI of this Lease, Landlord excepts and reserves to itself the use of: (1) roofs, (2) telephone and electrical closets, (3) equipment rooms, Building risers or similar areas,
(4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises and the Project, (6) the improvements and air rights outside the demising walls of the Premises, and
(7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Buildings and/or the Project. Notwithstanding the foregoing to the contrary, and subject to the terms of Article IX above, Tenant shall have the right to access the areas specified in subclauses (1), (2), (3) and (7) above. Landlord has the right to change the name or address of the Buildings and/or the Project. Landlord also has the right to make such other changes to the Project, Property and Buildings as Landlord deems appropriate, provided the changes do not materially affect

Tenant's ability to use the Premises for the Permitted Use or increase any Rent payable by Tenant (except to the extent provided and permitted pursuant to Article IV above). Landlord shall also have the right (but not the obligation) to temporarily close the Buildings and/or the Project if Landlord reasonably determines that there is an imminent danger of significant damage to the Buildings or the Project or of personal injury to Landlord's employees or the occupants of the Buildings and/or the Project. The circumstances under which Landlord may temporarily close the Buildings and/or the Project shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Buildings and/or the Project under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXX.      SURRENDER OF PREMISES.

          At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI.     MISCELLANEOUS.

          A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

          B. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

          C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

          D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

          E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Project, Buildings and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations. Notwithstanding the foregoing, unless such liability is assumed in writing by its successor in interest hereunder, Landlord shall remain liable after its period of ownership with respect to any sums due in connection with a breach or default that arose during such period of ownership.

          F. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into by and between Landlord and Broker, provided that in no event shall Landlord be obligated to pay a commission to Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease.

          G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. Landlord covenants, warrants and represents that
                 (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

          H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

          I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Articles VIII, XIV, XX, XXV and XXX, and any accrued obligations under Article IV shall survive the expiration or early termination of this Lease.

          J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

          K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

          L. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building(s) and/or the Project. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

          M.     This Lease shall be subject to the terms and conditions of
                 (a) Declaration Of Covenants, Conditions And Restrictions Of Shoreline Technology Park ("Declaration") imposing certain covenants, conditions and restrictions on the use and management of Shoreline Technology Park, (b) the Bylaws ("Bylaws") of Shoreline Park Association ("Association"), a California nonprofit mutual benefit corporation charged with the responsibility of managing Shoreline Technology Park in accordance with the Declaration, Articles Of Incorporation of the Association ("Articles") and the Bylaws, and (c) the rules ("Rules") adopted from time to time by the Association in accordance with the Declaration providing for restrictions on the use of Shoreline Technology Park. The Declaration, Bylaws, Articles and Rules are collectively referred to herein as the "Governing Documents". Any failure to comply with the Governing Documents shall be a default under the terms of this Lease.

          N. Except with regard to requests for consent or approval that require Landlord to make a determination of the aesthetics of certain signage, alterations or other things that would be visible from outside the Premises or Buildings or to assume certain risks, including, without limitation, the risk that a certain alteration, addition and/or improvement could adversely affect the mechanical systems or structure of the Buildings or require excess removal costs, Landlord and Tenant agree to act reasonably in granting approval or disapproval of any requests by the other for consent or approval.

XXXII. ENTIRE AGREEMENT.

          This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: EXHIBIT A-1 (Outline and Location of Premises), EXHIBIT A-2 (Outline and Location of Project), EXHIBIT A-3 (Outline and Location of Recreational Area), EXHIBIT B (Rules and Regulations), EXHIBIT C (Commencement Letter), EXHIBIT D (Work Letter Agreement), EXHIBIT E (Additional Provisions), EXHIBIT F (Parking Agreement), EXHIBIT G (Form of Letter of Credit) and EXHIBIT H (Tenant's Trade Fixtures and Equipment).

          Landlord and Tenant have executed this Lease as of the day and year first above written.


                       LANDLORD:

                       EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                            By:  EOP Operating Limited Partnership, a Delaware
                       limited partnership, its sole member

                                 By:  Equity Office Properties Trust, a
                                      Maryland real estate investment trust,
                                      its managing general partner

                                      By:     /s/ Peter H. Adams
                                              --------------------------------

                                      Name:   Peter H. Adams
                                              --------------------------------

                                      Title:  Senior Vice President
                                              --------------------------------


                       TENANT:

                       INTRABIOTICS PHARMACEUTICALS, INC., A DELAWARE
                       CORPORATION

                       By:       /s/ Kenneth J. Kelley
                                 -----------------------------
                       Name:     Kenneth J. Kelley
                                 -----------------------------
                       Title:    President and CEO
                                 -----------------------------


                       By:       /s/ Sandra J. Wrobel
                                 -----------------------------
                       Name:     Sandra J. Wrobel
                                 -----------------------------
                       Title:    V.P. Corp. Strategy & Finance
                                 -----------------------------

                                   EXHIBIT "A"

Date:

To:  Silicon Valley Bank
     3003 Tasman Drive                  Re:  Standby Letter of Credit
     Santa Clara, CA  95054                  No. SVBF00IS2056 Issued By
     Attn: International Division.           Silicon Valley Bank, Santa Clara
           Standby Letters of Credit         L/C Amount:


Gentlemen:

For value received, the undersigned Beneficiary hereby irrevocably transfers to:

(Name of Transferee)
(Address)

All rights of the undersigned Beneficiary to draw under the above letter of credit up to its available amount as shown above as of the date of this transfer.

By this transfer, all rights of the undersigned Beneficiary in such letter of credit are transferred to the Transferee. Transferee shall have the sole right as Beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned Beneficiary.

The original of such letter of credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary Notice of Transfer.

Sincerely,

-----------------------
(Beneficiary's Name)

-----------------------
Signature of Beneficiary

-----------------------
(Name of Bank)

-----------------------
Authorized Signature

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2056

Date:  February 1, 2000

Beneficiary:
EOP-Shoreline Technology Park, L.L.C.
Two North Riverside Plaza
Suite 2200
Chicago, IL  60606
As "Landlord"

Applicant:
IntraBiotics Pharmaceuticals, Inc.
1255 Terra Bella Ave.
Mountain View, CA  94043
As "Tenant"

Amount:  US$1,000,000.00 (One Million and No/100 U.S. Dollars)

Expiration Date:  May 1, 2001

Location:  At our counters in Santa Clara, California

Dear Sir/Madam:

We hereby establish our irrevocable standby letter of credit No. SVB00IS2056 in your favor available by your drafts drawn on us at sight and accompanied by the following documents:

1.   The original of this letter of credit and all amendment(s), if any.

2. A dated certification signed by an authorized officer of the beneficiary, followed by its designated title, stating the following:

     (A) "This draw in the amount of U.S. $___________ (amount in words) under your irrevocable letter of credit number: SVB00IS2056 represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between EOP-Shoreline Technology Park, L.L.C., as Landlord, and IntraBiotics Pharmaceuticals, Inc., as Tenant."

Partial draws are allowed. This letter of credit must accompany any drawings hereunder for endorsement of the drawing amount and will be returned to the beneficiary unless it is fully utilized.

This letter of credit shall be automatically extended for an additional period of one year, without amendment, from the present or each future expiration date but in any event not beyond June 30, 2011 which shall be the final expiration date of this letter of credit, unless, at least sixty (60) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address, with a copy of such notice to: Equity Office Properties Trust, 2

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2056

Date:  February 1, 2000


North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Senior Vice President, Treasurer. That this letter of credit will not be extended beyond the current expiration date. Upon receipt of such notice you may draw your sight draft drawn on us for the available amount under this standby letter of credit accompanied by your dated statement signed by one of your authorized officers, followed by their designated title, certifying the following: "We are in receipt of your notice that you have elected not to renew your irrevocable standby letter of credit No.: SVB00IS2056 and Applicant has failed to provide us with an acceptable substitute irrevocable letter of credit in accordance with the terms of the above referenced lease."

This letter of credit may only be transferred in its entirety by the issuing bank upon our receipt of the attached "Exhibit A" duly completed and executed by the Beneficiary and accompanied by the original letter of credit and all amendment(s), if any, together with the payment of our transfer fee of 1/4 of 1% of the transfer amount (minimum USD250.00).

Draft(s) and documents must indicate the number and date of this letter of credit.

Documents must be forwarded to us by overnight delivery service to: Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, CA 95054, Attn: International Division.

We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and conditions of this letter of credit shall be duly honored upon presentation to the drawee, if negotiated on or before the expiration date of this credit. We further acknowledge and agree that upon receipt of the documentation required herein, we will honor your draws against this irrevocable standby letter of credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement.

This letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500.



--------------------------                 --------------------------
Authorized Signature                       Authorized Signature

                                     EXHIBIT A-1

                          OUTLINE AND LOCATION OF PREMISES

          This Exhibit is attached to and made a part of the Lease dated as of February 7, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS
PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant") for space in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.


                                     [MAP]


                                                              EXHIBIT A
                                                              Page 1

                                    EXHIBIT A-2

                          OUTLINE AND LOCATION OF PROJECT

          This Exhibit is attached to and made a part of the Lease dated as of February 7, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS
PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant") for space in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.


                                     [MAP]


                                                              EXHIBIT A
                                                              Page 2

                                    EXHIBIT A-3

                     OUTLINE AND LOCATION OF RECREATIONAL AREA

          This Exhibit is attached to and made a part of the Lease dated as of February 7, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS
PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant") for space in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.


                                     [MAP]


                                                              EXHIBIT A

                                      EXHIBIT B

                           BUILDING RULES AND REGULATIONS

          The following rules and regulations shall apply, where applicable, to the Premises, the Building, and the Property. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Buildings, Property or Project except in connection with such employees' legitimate use of the Common Areas, Buildings, Property and Project pursuant to the terms of this Lease.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Buildings or Project, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building.

4. Tenant shall not place any lock(s) on any door in the Premises, Buildings or Project without Landlord's prior written consent (which consent shall not be unreasonably withheld) and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

5. Movement in or out of the Buildings and/or the Project of furniture or equipment, or, in the event more than one tenant occupies the Buildings (other than pursuant to a sublease), dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. In such event, Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the reasonable supervision of Landlord and performed in the manner reasonably required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

6. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which consent shall not be unreasonably withheld, delayed or conditioned. Damage to the Building(s) and/or the Project by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

7.        Corridor doors, when not in use, shall be kept closed.

8. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building(s) and/or the Project, or otherwise interfere in any way with other tenants or persons having business in the Project; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building(s) and/or the Project, handbills, promotional materials or other advertising; or
          (3) conduct or permit other activities in the Buildings and/or the Project, that might, in Landlord's sole opinion, constitute a nuisance.

9. No aquariums shall be brought into the Buildings and/or the Project, or kept in or about the Premises.

10. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Buildings, Project or about the Property, except for commercially

                                                              EXHIBIT B
                                                              Page 1
          reasonable quantities of cleaning supplies and office supplies and substances utilized by Tenant in connection with its business and operation in the Premises, provided that Tenant keeps, maintains, stores, removes and disposes of such materials in accordance with applicable Laws and any manufacturers' instructions and provided further that Landlord has first reviewed and approved (in the exercise of its reasonable discretion) in writing the quantities and types of substances to be utilized by Tenant. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property or Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of the materials described in this Paragraph 10 by Tenant, and shall remain solely liable for the costs of abatement and removal.

11. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Buildings or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

12. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Buildings or the Project ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

13. Tenant shall not install, operate or maintain in the Premises or in any other area of the Buildings or the Project, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Except as otherwise permitted or provided by Article VII and
          Article X.B. of this Lease, Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Buildings and/or the Project.

14. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees.

15. Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings, the Project and their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable systems and procedures.

16. Landlord shall have the right to prohibit the use of the name of the Buildings and/or the Project or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Buildings and/or the Project or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

17. Tenant shall not canvass, solicit or peddle in or about the Buildings, the Property or the Project.

18. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Buildings or the Project. Landlord shall have the right to designate the Buildings (including the Premises) and/or the Project as a non-smoking building or area.

                                                              EXHIBIT B
                                                              Page 2

19. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Buildings and the Project present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

20. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.





                                                              EXHIBIT B
                                                              Page 3

                                      EXHIBIT C

                                COMMENCEMENT LETTER
                                     (EXAMPLE)

Date      ______________________

Tenant    ______________________
Address   ______________________
          ______________________
          ______________________

Re: Commencement Letter with respect to that certain Lease dated as of ___________, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, as Landlord, and INTRABIOTICS PHARMACEUTICALS, INC., A DELAWARE CORPORATION, as Tenant, for 124,032 rentable square feet in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.

Dear      __________________:

          In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

          1.     The Building ___ Commencement Date is
                 ________________________;

          2.     The Termination Date of the Lease is
                 ____________________________.

          Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

___________________________________
Property Manager

Agreed and Accepted:


          Tenant:______________________

          By:    ______________________
          Name:  ______________________
          Title: ______________________
          Date:  ______________________



                                                              EXHIBIT C
                                                              Page 1

                                      EXHIBIT D

                                    WORK LETTER

          This Exhibit is attached to and made a part of the Lease dated as of February 7, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS
PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant") for space in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.


I.        ALTERATIONS AND ALLOWANCE.

          A. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of this Lease and all prepaid rental and security deposits required hereunder, shall have the right to perform alterations and improvements in the Premises (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article IX.C. of this Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Tenant may choose the general contractor that shall perform the Initial Alterations in the Premises, subject to Landlord's approval. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than $1,000,000.00, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

          B. Provided Tenant is not in default, Landlord agrees to contribute the sum of $290,880.00 (the "Building 2 Allowance") and $329,280.00 (the "Building 1 Allowance") (collectively, the "Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs (including, without limitation, payments to contractors, subcontractors, suppliers and consultants) in connection with the Initial Alterations. The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the State of California, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building,

                                                              EXHIBIT D
                                                              Page 1

                 Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations with respect to Building 2 or Building 1, as the case may be, and prior to final disbursement of the Building 2 Allowance or the Building 1 Allowance, as the case may be, Tenant shall furnish Landlord with the following with respect to Building 2 or Building 1, as the case may be: (1) general contractor and architect's completion affidavits,
                 (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the cost of the Initial Alterations for Building 2 or Building 1, as the case may be, exceeds the Building 2 Allowance or the Building 1 Allowance, respectively, Tenant shall be entitled to the Building 2 Allowance or the Building 1 Allowance, as the case may be, in accordance with the terms hereof, but each individual disbursement of the Building 2 Allowance or the Building 1 Allowance, as the case may be, shall be disbursed in the proportion that the Building 2 Allowance or the Building 1 Allowance, as the case may be, bears to the total cost for the Initial Alterations for Building 2 or Building 1, as the case may be. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

          C. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. In the event Tenant does not use the Building 2 Allowance by December 31, 2000, or in the event Tenant does not use the entire Building 1 Allowance by December 31, 2001, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

          D. Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

          E. This EXHIBIT D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

                                                              EXHIBIT D
                                                              Page 2

          Landlord and Tenant have executed this Exhibit as of the day and year first above written.



                           LANDLORD:

                           EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                           By:  EOP Operating Limited Partnership, a
                                Delaware limited partnership, its sole member

                                By:  Equity Office Properties Trust,
                                     a Maryland real estate investment
                                     trust, its managing general partner

                                          By:     /s/ Peter H. Adams
                                                  -----------------------------

                                          Name:   Peter H. Adams
                                                  -----------------------------

                                          Title:  Senior Vice President
                                                  -----------------------------



                           TENANT:

                           INTRABIOTICS PHARMACEUTICALS, INC., A DELAWARE CORPORATION

                           By:       /s/ Kenneth J. Kelley
                                     ------------------------------
                           Name:     Kenneth J. Kelley
                                     ------------------------------
                           Title:    President and CEO
                                     ------------------------------


                           By:       /s/ Sandra J. Wrobel
                                     ------------------------------
                           Name:     Sandra J. Wrobel
                                     ------------------------------
                           Title:    V.P., Corp. Strategy & Finance
                                     ------------------------------




                                                              EXHIBIT D
                                                              Page 3

                                      EXHIBIT E

                               ADDITIONAL PROVISIONS

          This Exhibit is attached to and made a part of the Lease dated as of February 7, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS
PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant") for space in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.


I.        RENEWAL OPTION.

          A. Tenant shall have the right to extend the Term (the "Renewal Option") for the entire Premises only for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "Renewal Term"), if:

                 1. Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than 18 full calendar months prior to the expiration of the initial Term and not more than 24 full calendar months prior to the expiration of the initial Term; and

                 2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as hereinafter defined); and

                 3. No part of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

                 4. The Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

          B. The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

          C. Tenant shall pay Additional Rent (i.e. Expenses and Taxes) for the Premises during the Renewal Term in accordance with
                 Article IV of the Lease.

          D. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or
                 (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises within 30 days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant may elect to either rescind its intention to renew, or subject the process to binding arbitration.
                 Tenant's election to cause the disagreement to be resolved by arbitration shall be deemed to be its Binding Notice. If Tenant fails to require arbitration by notice (the "Arbitration Notice") within 3 days of the expiration of the

                                                              EXHIBIT E
                                                              Page 1

                 30 day period set forth above, Tenant's right to extend the Lease shall be null and void and of no further force and effect.

                 If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 10 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, Landlord and Tenant, within 7 days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Mountain View, California area, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Rnewal Term. If either Landlord or Tenant fails to appoint an appraiser within the seven day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within the 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the 2 appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the third appraiser shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If the third appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the third appraiser and of any experts retained by the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect for initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises during the Renewal Term shall be retroactively adjusted to the commencement of the Renewal Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credt such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

          E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

                                                              EXHIBIT E
                                                              Page 2

                 1. sent to Tenant within a reasonable time after receipt of the Binding Notice; and

                 2. executed by Tenant and returned to Landlord in accordance with Paragraph A.5. above.

                 An otherwise valid exercise of the Renewal Option shall, at Landlord's option, be fully effective whether or not the Renewal Amendment is executed.

          F. For purpose hereof, "Prevailing Market" shall mean the annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Project. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

          G. Landlord and Tenant acknowledge and agree that Tenant's Renewal Option is personal to Tenant only and in no event shall Tenant's Renewal Option be assignable or transferable, except in connection with a Permitted Transfer.

II. CONTINGENCY. This Lease specifically is contingent upon the modification of that certain lease dated April 18, 1985 (the "Prior Tenant Lease"), by and between Landlord (as successor by merger to Beacon Properties, L.P., the successor in interest to Sparks Properties, Inc.), and Silicon Graphics, Inc., a California corporation ("Prior Tenant") relating to the Premises. Landlord currently is negotiating the terms of an agreement with Prior Tenant to terminate or modify the Prior Tenant Lease (the "Prior Tenant Modification Agreement") with respect to the Premises. If Landlord fails to enter into the Prior Tenant Modification Agreement with Prior Tenant in form and substance satisfactory to Landlord on or before the later of (i) February 12, 2000, or (ii) 5 days following the date this Lease, executed by Tenant, together with all prepaid rental and security deposits required hereunder, is delivered to Landlord, then Landlord may terminate this Lease by providing written notice thereof to Tenant.

III. HAZARDOUS MATERIALS. Landlord shall indemnify, defend, protect, save, hold harmless, and reimburse Tenant, its partners, officers, directors and employees for, from and against any and all costs, losses, liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses incurred in connection with, arising out of, resulting from or incident to, the production, use, generation, storage, treatment, disposal, discharge, release or other handling or disposition of any Hazardous Materials (defined below) on or about the Project by Landlord, its officers, employees, agents (in their capacity as agents) and/or independent contractors (in their capacity as independent contractors), including, without limitation, the effects of handling of any Hazardous Materials on any person or property within or outside the boundaries of the Project; but excluding from the foregoing indemnity, Tenant's negligence or the handling by Tenant during Tenant's occupancy of the Premises of any Permitted Materials (as hereinafter defined) and/or Hazardous Materials on or about the Project at levels which pose a risk to persons located on or about the Project, and which prompt the initiation of a removal, response, remedial or other action by a governmental agency or authority possessing and exercising jurisdiction over the Project. For purposes hereof "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or any related materials or substances, including, without limitation, any substance defined as or included in the definition of "hazardous substances" under any applicable federal, state or local law, regulation or ordinance (collectively, "Hazardous Materials"). Tenant shall indemnify, defend, protect, save, hold harmless, and reimburse Landlord, its partners, officers, directors and employees for, from and against any and all costs, losses, liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses incurred in connection with, arising out of, resulting from or incident to, the production, use, generation, storage, treatment, disposal, discharge, release or other handling or disposition of any Hazardous Materials

                                                              EXHIBIT E
                                                              Page 3
          on or about the Project by Tenant, its officers, employees, agents and/or independent contractors, including, without limitation, the effects of such handling of any Hazardous Materials on any person or property within or outside the boundaries of the Project; but excluding from the foregoing indemnity, Landlord's negligence or the handling by Landlord of any Permitted Materials and/or Hazardous Materials on or about the Project at levels which pose a risk to persons located on or about the Project, and which prompt the initiation of a removal, response, remedial or other action by a governmental agency or authority possessing and exercising jurisdiction over the Project. Notwithstanding the provisions of this section, Tenant and Landlord shall have the right to use, generate and store on the Premises and the Building, and transport to and from the premises and the Building, those Hazardous Materials which are generally used in the ordinary course in first class office buildings (collectively, "Permitted Materials"); provided, however, that Tenant's use, generation, storage and transport thereof is in compliance with all applicable federal, state and local laws, regulations andordinances and any manufacturers' instructions.

IV.       PERMITTED USE.

          A. Landlord acknowledges that as part of Tenant's operations in the Premises, Tenant shall perform certain medical research work on the following types of animals: mice, rats, rabbits, guinea pigs and hamsters (the "Permitted Animals"). Tenant shall not perform any research work on any animals (or parts thereof) other than the Permitted Animals, and Tenant shall not permit any animals in the Premises other than the Permitted Animals. Tenant shall at all times keep and maintain the Permitted Animals utilized by Tenant in accordance with the Lab Standards (as defined in Article IX.A. of the Lease). All animals brought into the Project shall be transported in accordance with such rules and regulations as Landlord shall reasonably designate. All animals kept in the Premises shall be caged or restrained at all times. In no event shall Tenant use or occupy the Premises in a manner that would be inconsistent with the character and dignity of the Building or the Project and Landlord may require Tenant to immediately cease any business, procedures, activities or other use which is causing disturbance of, or interference with Landlord's operation and management of the Project or the use and occupancy thereof by any tenant therein.

          B. Without limiting the limitations imposed by the Permitted Use clause, Tenant shall not use or permit the Premises to be used for any purpose that would allow animal, medical or medicinal odors, fumes or noises to emanate from the Premises. In the event such odors, fumes or noises do emanate from the Premises, Tenant, at its sole cost and expense, shall be responsible for taking whatever steps are necessary in accordance with all applicable Laws and the terms of this Lease in order to either eliminate such odors, fumes or noises or to keep such odors, fumes or noises from emanating from the Buildings in a manner approved by Landlord. Such steps may include the installation of an exhaust system or sound proofing in accordance with plans and specifications approved by Landlord. If Landlord and Tenant are unable to reach an agreement on the course of action Tenant will take to correct the odor or noise problem, as the case may be, within 10 days after the date Landlord first contacts Tenant to inform Tenant of the odor or noise problem, Landlord (in its sole discretion) shall determine the course of action Tenant shall take to correct the odor or noise problem. Such work to correct the odor or noise problem shall be completed by Tenant within 30 days of the date a determination is made by either Landlord or Landlord and Tenant (as applicable) as to the scope of work Tenant shall perform.

          C. Tenant agrees to be solely responsible for the disposal of all medical, infectious and hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies or parts that are generated in the Tenant's Premises and to indemnify and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses which may be imposed upon, incurred by, or asserted against Landlord in connection with the generation and existence of such medical, infectious and/or hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies or parts and the removal thereof from the Premises. Tenant agrees to comply with all Laws, ordinances,

                                                              EXHIBIT E
                                                              Page 4
                 orders, rules, and regulations of any governmental or regulatory agency with respect to the generation, existence, removal, storage and disposal of any such medical, infectious and/or hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies and parts.

          D. Tenant agrees to contract with a licensed and insured medical waste disposal vendor acceptable to Landlord for the lawful disposal of all medical, infectious and hazardous waste (including without limitation, all needles, syringes, blood bags, bandages and vials) and all animal bodies and parts that are generated in Tenant's Premises, and to provide a copy of such contract to Landlord. If vendors are changed, Tenant agrees to notify Landlord of such change prior to the effective date thereof and to provide the appropriate documentation to Landlord. In no event shall any medical, infectious and/or hazardous waste be placed or stored outside of the Premises, it being agreed that all such materials shall be kept in the Premises until picked up by the approved medical waste disposal vendor.

          E. Tenant, at Tenant's sole cost and expense, shall obtain and maintain throughout the Term any licenses, permits or zoning approvals required by any governmental body for the conduct of Tenant's business and medical uses with the Premises.

          F. In the event Tenant's activities in the Project results in any disturbance, disruption of or interference with the business of the Project, including, but not limited to, demonstrations, pickets, boycotts and/or confrontations or disputes on or about the Project opposing or supporting Tenant's activities (a "Use Dispute"), then Tenant shall take all actions necessary to resolve the Use Dispute and to have the demonstrators, picketers or other individuals engaged in the Use Dispute removed from the Project in an expeditious manner. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, as a result of the above actions.

V. SECURITY SYSTEM. Tenant shall have the right to install a separate security system for the Premises ("Security System") provided that any such Security System shall be subject to Landlord's prior review and approval of the plans and specifications for such Security System. Tenant shall keep and maintain the Security System in good working order, condition and repair throughout the Term of this Lease. The installation, maintenance, use and operation of the Security System shall comply with all applicable governmental laws, rules, regulations and ordinances and the terms of the Lease. Tenant shall provide Landlord with key cards or access codes, as applicable to permit Landlord access to the Premises at all times. Tenant acknowledges and agrees that the Tenant's use of the Security System and the installation, operation, maintenance and use thereof shall be at Tenant's sole risk and Landlord shall have no liability whatsoever in connection therewith. Tenant hereby waives any and all claims against Landlord for any damages arising from Tenant's exercise of its rights under this Section. Furthermore, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all damages, losses, claims, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' and other professional fees), actions or causes of action, or judgments arising in any manner from Tenant's installation, operation, use and maintenance of the Security System. At the expiration or earlier termination of the Lease, Tenant shall, at Landlord's option, remove the Security System from the Premises and restore the Premises to the condition which existed prior to the installation of the Security System.

                                                              EXHIBIT E
                                                              Page 5

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the day and year first above written.



                        LANDLORD:

                        EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                        By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                             By:  Equity Office Properties Trust,
                                  a Maryland real estate investment trust, its
                                  managing general partner

                                       By:    /s/ Peter H. Adams
                                              --------------------------------

                                       Name:  Peter H. Adams
                                              --------------------------------

                                       Title: Senior Vice President
                                              --------------------------------

                        TENANT:

                        INTRABIOTICS PHARMACEUTICALS, INC., A DELAWARE
                        CORPORATION

                        By:       /s/ Kenneth J. Kelley
                                  -------------------------------
                        Name:     Kenneth J. Kelley
                                  -------------------------------
                        Title:    President and CEO
                                  -------------------------------



                        By:       /s/ Sandra J. Wrobel
                                  -------------------------------
                        Name:     Sandra J. Wrobel
                                  -------------------------------
                        Title:    V.P. Corp. Strategy and Finance
                                  -------------------------------




                                                              EXHIBIT E
                                                              Page 6

                                      EXHIBIT F

                                 PARKING AGREEMENT

          This Exhibit is attached to and made a part of the Lease dated as of February 7, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS
PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant") for space in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.

1. Effective as of the Building 2 Commencement Date, Landlord hereby grants to Tenant and persons designated by Tenant a license to use 215 non-priority parking spaces in the parking areas ("Parking Facility") servicing the Buildings. Effective as of the Building 1 Commencement Date, Landlord hereby grants to Tenant and persons designated by Tenant a license to use an additional 244 non-priority parking spaces in the Parking Facility, so that effective as of the Building 1 Commencement Date, Tenant and persons designated by Tenant shall have a license to use a total of 459 non-priority parking spaces (the "Parking Spaces") in the Parking Facility, and shall continue until the earlier to occur of the Termination Date under the Lease, the sooner termination of the Lease, or Tenant's abandonment of the Premises thereunder. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time.

2. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules ("Rules") governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such rules to park in the Parking Facility, and any violation of the rules shall subject the car to removal from the Parking Facility.

3. Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any Operator (as hereinafter defined) of the Parking Facility, if any. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator's reasonable control.

4. If Tenant shall default under this Parking Agreement, the Landlord or the Operator, as the case may be, shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 10 days' written notice, unless within such 10 day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord's election, constitute an

                                                              EXHIBIT F
                                                              Page 1
          incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

                                       RULES

          (i) Tenant shall have access to the Parking Facility on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the Landlord with prior notice thereof designating the license plate number and model of such automobile.

          (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

          (iii)  All directional signs and arrows must be observed.

          (iv)   The speed limit shall be 5 miles per hour.

          (v) Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

          (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

                 (a)  Areas not striped for parking
                 (b)  aisles
                 (c)  where "no parking" signs are posted
                 (d)  ramps
                 (e)  loading zones

          (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by the Landlord or the Operator, as the case may be, shall remain the property of the Landlord or the Operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

          (viii) Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

          (ix)   Every parker is required to park and lock his/her own car.

          (x) Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the garage immediately.

          (xi) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles, vans, light trucks and sport utility vehicles.

          (xii) By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns a parking pass with these Rules.

                                                              EXHIBIT F
                                                              Page 2

5. Landlord may elect to provide parking cards or keys to control access to the Parking Facility or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each parking space that Tenant is entitled to hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

6. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility ("Operator"). In such event, Tenant upon request of Landlord, shall enter into a parking agreement with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and an Operator shall be freely assignable by such Operator or any successors thereto.

7. NO LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, EXCEPT TO THE EXTENT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE, NEGLIGENT OMISSION OR WILLFUL MISCONDUCT.

8. Release of Liability. Without limiting the provisions of Paragraph 8 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action except to the extent caused by Landlord's negligence or willful misconduct.

9. The provisions of Article XXI of the Lease are hereby incorporated by reference as if fully recited.

          Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of signing this instrument.

                                                              EXHIBIT F
                                                              Page 3

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the day and year first above written.



                             LANDLORD:

                             EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                             By:  EOP Operating Limited Partnership, a
                                  Delaware limited partnership, its sole member

                                  By:  Equity Office Properties
                                       Trust, a Maryland real estate investment
                                       trust, its managing general partner

                                            By:    /s/ Peter H. Adams
                                                   --------------------------

                                            Name:  Peter H. Adams
                                                   --------------------------

                                            Title: Senior Vice President
                                                   --------------------------


                             TENANT:

                             INTRABIOTICS PHARMACEUTICALS, INC., A DELAWARE CORPORATION

                             By:       /s/ Kenneth J. Kelley
                                       -----------------------------
                             Name:     Kenneth J. Kelley
                                       -----------------------------
                             Title:    President and CEO
                                       -----------------------------



                             By:       /s/ Sandra J. Wrobel
                                       -----------------------------
                             Name:     Sandra J. Wrobel
                                       -----------------------------
                             Title:    V.P. Corp. Strategy & Finance
                                       -----------------------------



                                                              EXHIBIT F
                                                              Page 4

                                      EXHIBIT G

                              FORM OF LETTER OF CREDIT

          This Exhibit is attached to and made a part of the Lease dated as of _____________, 2000, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INTRABIOTICS
PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("Tenant") for space in the Buildings located at 2011 Stierlin Court and 2021 Stierlin Court, Mountain View, California.


                              ________________________
                          [Name of Financial Institution]

                                             Irrevocable Standby
                                             Letter of Credit
                                             No. ______________________
                                             Issuance Date: _____________
                                             Expiration Date:  ____________
                                             Applicant:__________________

BENEFICIARY

EOP-Shoreline Technology Park, L.L.C., a Delaware limited liability company Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Ladies/Gentlemen:

          We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of One Million Six Hundred Thousand and 00/100 U.S. Dollars ($1,600,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.        An original copy  of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant."

          It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Senior Vice President-Treasurer. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement proportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and
(c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval

                                                              EXHIBIT G
                                                              Page 1
and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

          This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

          We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

          All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at
______________________________________________ to the attention of
__________________________________.

                                             Very truly yours,

                                             ______________________

                                                      [name]
                                             ______________________

                                                      [title]
                                             ______________________





                                                              EXHIBIT G
                                                              Page 2

                                     EXHIBIT H

                       TENANT'S TRADE FIXTURES AND EQUIPMENT

Items belonging to tenant not deemed real property including but not limited to:

          1.     Water dionization/purification systems
          2.     Facility vacuum system
          3.     Facility clean dry air system
          4.     Telecommunications systems
          5.     Computer network systems
          6.     Waste neutralization and monitoring systems
          7.     Trash compactor system
          8.     Satellite signal receivers/transmitters
          9.     Compressed gas distribution system
          10.    Audio-visual equipment
          11.    Electronic security and monitoring systems
          12.    Back-up and emergency electrical power equipment
          13.    Laboratory casework including fume hoods
          14.    Moveable benches and tables
          15.    Office furniture and equipment
          16.    Bicycle lockers
          17. Laboratory equipment including autoclaves, glass washers, ice makers, cage washers, dryers, animal cages, environmental chambers
          18. Kitchen equipment including dishwashers, disposals, refrigerators, freezers, ice makers, cooking equipment
          19.    Fermentation system equipment



                                                              EXHIBIT H
                                                              Page 3